Exhibit 10.12(e)

After recording return to:

Jackson Walker L.L.P.

Attn: David S. Stolle
901 Main Street, Suite 6000
Dallas, Texas 75202

DEED OF TRUST, SECURITY AGREEMENT,

FIXTURE FILING AND FINANCING STATEMENT

(Nebraska Oil and Gas Properties)

FROM

LILIS ENERGY, INC., Trustor

a Nevada corporation

to Robert G. Dailey, member of the Nebraska Bar Association

Trustee,

for the benefit of

HEARTLAND BANK,

in its capacity as Beneficiary, Beneficiary

Dated as of January 8, 2015

DEED OF TRUST, SECURITY AGREEMENT,

FIXTURE FILING AND FINANCING STATEMENT

THIS DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Deed of Trust”) is from LILIS ENERGY, INC., a Nevada corporation, as Trustor (the “Trustor”), to ROBERT G. DAILEY (the “Trustee”), member of the Nebraska Bar Association, for the benefit of HEARTLAND BANK, an Arkansas state bank, as administrative agent (“Beneficiary”). The addresses of the Trustor and the Beneficiary are set forth in Section 9.14 hereof.

ARTICLE I

DEFINITIONS

1.1. For all purposes of this Deed of Trust, unless the context otherwise requires:

“Accounts and Contract Rights” means all accounts (including accounts in the form of joint interest billings), contract rights and general intangibles of the Trustor now or hereafter existing, or hereafter acquired by, or on behalf of, the Trustor or the Trustor’s successors in interest, relating to the sale, purchase, exchange, extraction, transportation or processing of Hydrocarbons produced or to be produced from the Mortgaged Property, together with all accounts and proceeds accruing to the Trustor attributable to the sale of Hydrocarbons produced from the Mortgaged Property.

“As-Extracted Collateral” means Hydrocarbons which may be extracted from the Mortgaged Property, and the accounts relating thereto, which will be financed at the wellheads of the wells located on the Mortgaged Property and accounts arising out of the sale thereof.

“Beneficiary” means Heartland Bank, as contractual representative for itself and the other Credit Parties.

“Borrower” means the Trustor.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas, are authorized or required by Law to remain closed.

“Certificates of Ownership Interests” means the Certificates of Ownership Interests, if any, delivered by the Trustor in connection with the Credit Agreement.

“Code” means the Uniform Commercial Code as in effect in Nebraska.

“Credit Agreement” means the Credit Agreement between the Borrower and Benaficiary, for the benefit of the Lenders, pursuant to which one or more of the Notes were issued, as the Credit Agreement may be amended from time to time.

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“Credit Parties” means Beneficiary, any other Lender, and “Credit Party” means any of them.

“Effective Date” means the date on which this Deed of Trust is executed.

“Event of Default” has the meaning stated in Article VII of this Deed of Trust.

“Exhibit A” means, unless specifically indicated otherwise, Exhibit A attached hereto.

“Hydrocarbon Proceeds” has the meaning stated in Section 5.1 of this Deed of Trust.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline and condensate and all other liquid or gaseous hydrocarbons.

“Indebtedness” or “Secured Indebtedness” means all the indebtedness, obligations, and liabilities described or referred to in Section 3.1 of this Deed of Trust.

“Lands” means the lands described in Exhibit A and shall include any lands, the description of which is contained in Exhibit A or incorporated in or referred to in Exhibit A by reference to another instrument or document, including, without limitation, all lands described in the Oil and Gas Leases, and shall also include any lands now or hereafter unitized, pooled, spaced, or otherwise combined, whether by statute, order, agreement, declaration or otherwise, with lands the description of which is contained in Exhibit A or is incorporated in Exhibit A by reference.

“Law” means at any time with respect to any Person or its Property, any statute, law, executive order, treaty, ordinance, order, writ, injunction, judgment, ruling, decree, regulation, or determination of an arbitrator, court or other Governmental Authority, existing at such time which are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lender” means Heartland Bank, in its capacity as a lender, and such other or additional lenders as may from time to time be parties to the Credit Agreement, and each of their successors and assigns.

“Loan Obligations” means the “Obligations,” as such term is defined in the Credit Agreement.

“Loan Documents” means the Notes, this Deed of Trust, the Credit Agreement and all other documents, instruments and agreements delivered to the Beneficiary at any time in connection with the Credit Agreement, as any of the foregoing are amended, extended, renewed, restated or supplemented from time to time.

“Mortgaged Property” has the meaning stated in Article II of this Deed of Trust.

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“Net Revenue Interest” means Trustor’s share of the total production of oil, gas and other Hydrocarbons produced from the Lands, after deducting Trustor’s share of all lessors’ royalties, overriding royalties, production payments and other payments out of, or measured by, production.

“Notes” means the promissory note or notes identified in Section 3.1.1 of this Deed of Trust, and all renewals, extensions, replacements and modifications thereof or additional promissory notes issued under the Credit Agreement.

“Oil and Gas Leases” means, collectively, oil, gas and mineral leases, oil and gas leases, oil leases, gas leases, other mineral leases, subleases and assignments of operating rights pertaining to any of the foregoing, and all other interests pertaining to any of the foregoing, including, without limitation, all royalty and overriding royalty interests, production payments and net profit interests, mineral fee interests, and all contingent reversionary and carried interests relating to any of the foregoing and all other rights therein, which are described and/or to which reference may be made on Exhibit A and/or in any document or instrument referred to in Exhibit A and/or which cover or relate to any of the Lands.

“Operating Equipment” means all personal property and fixtures pertaining, affixed or incidental to, situated upon or used or useful in connection with all or any part of the Mortgaged Property, including, without limitation, all surface or subsurface machinery, equipment, facilities, or other personal property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment or other personal property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on any of the Lands which are useful for the production, treatment, storage, transportation or sale of oil or gas, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, saltwater disposal wells, casing, tubing, rods, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, tanks, gas systems, (for gathering, treating and compression), water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks and shipping facilities.

“Person” means a natural person, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust or any other entity or organization, including a government or political subdivision thereof or any governmental agency or instrumentality thereof.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Section” and “Article” means and refer to a section or article of this Deed of Trust, unless specifically indicated otherwise.

“Secured Indebtedness” or “Indebtedness” means all the indebtedness, obligations, and liabilities described or referred to in Section 3.1 of this Deed of Trust.

“Subject Interests” has the meaning stated in Article II of this Deed of Trust.

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“Well Data” means all logs, drilling reports, division orders, transfer orders, operating agreements, abstracts, title opinions, files, records, memoranda and other written or electronic information in the possession or control of the Trustor relating to any wells located on any of the Lands described in Exhibit A.

1.2. Other Defined Terms. The capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless they are otherwise defined herein or the context otherwise requires.

ARTICLE II

GRANTING CLAUSE - MORTGAGED PROPERTY

2.1. The Trustor, for and in consideration of the premises and as security for the Secured Indebtedness hereinafter defined, has GRANTED, BARGAINED, SOLD, WARRANTED, MORTGAGED, PLEDGED, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, PLEDGE, ASSIGN, TRANSFER and CONVEY, to Trustee, in trust, for the benefit of the Beneficiary all the Trustor’s right, title and interest, whether now owned or hereafter acquired, in all of the hereinafter described properties, rights and interests; and, insofar as such properties, rights and interests consist of equipment, general intangibles, accounts, contract rights, inventory, fixtures, proceeds and products of collateral or any other personal Property of a kind or character defined in or subject to the applicable provisions of the Code, the Trustor hereby grants to the Beneficiary a security interest in all of Trustor’s right, title and interest therein, whether now owned or hereafter acquired, namely:

2.1.1. All of those certain Oil and Gas Leases, Lands, minerals, interests, and other properties (all such Oil and Gas Leases, Lands, interests and other properties being herein called the “Subject Interests”, as hereinafter further defined) which are described on Exhibit A and/or to which reference may be made on Exhibit A and/or which cover any of the Lands described on Exhibit A and/or which are located in or under any of the Lands described on Exhibit A and/or which are covered by any of the leases, assignments or documents described on or referred to in any document or instrument referred to in Exhibit A, which Exhibit A is made a part of this Deed of Trust for all purposes, and is incorporated herein by reference as fully as if copied at length in the body of this Deed of Trust at this point;

2.1.2. All rights, titles, interests, and estates now owned or hereafter acquired by the Trustor in and to (i) any and all properties now or hereafter pooled or unitized with any of the Subject Interests, and (ii) all presently existing or future unitization, communitization, and pooling agreements and the units created thereby which include all or any part of the Subject Interests, including, without limitation, all units formed under or pursuant to any Laws. The rights, titles, interests, and estates described in this Section 2.1.2 shall also be included within the term “Subject Interests” as used herein.

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2.1.3. All presently existing and future agreements hereafter entered into between the Trustor and any third party that provide for acquisition by the Trustor of any interest in any of the properties or interests specifically described in Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A;

2.1.4. The Hydrocarbons (including inventory) which are in, under, upon, produced or to be produced from or attributable to the Lands and/or the Subject Interests;

2.1.5. The Accounts and Contract Rights;

2.1.6. The Operating Equipment;

2.1.7. The As-Extracted Collateral;

2.1.8. The Well Data;

2.1.9. The rights and security interests of the Trustor held by the Trustor to secure the obligation of the first purchaser to pay the purchase price of the Hydrocarbons together with any and all accounts, proceeds, substitutions, replacements, corrections or amendments to, or renewals, extensions or ratifications of, any of the foregoing, or of any instrument relating thereto;

2.1.10. All surface leases, rights-of-way, franchises, easements, servitudes, licenses, privileges, tenements, hereditaments and appurtenances now existing or in the future obtained in connection with any of the aforesaid, and all other things of value and incident thereto which the Trustor may at any time have or be entitled to; and

2.1.11. All and any different and additional rights of any nature, of value or convenience in the enjoyment, development, operation or production, in any wise, of any Property or interest included in any of the foregoing clauses, and in all revenues, income, rents, issues, profits and other benefits arising therefrom or from any contract now in existence or hereafter entered into pertaining thereto, and in all rights and claims accrued or to accrue for the removal by anyone of oil and gas from, or other act causing damage to, any of such properties or interests;

all the aforesaid properties, rights and interests, together with any additions thereto which may be subjected to the lien of this Deed of Trust by means of supplements hereto, being hereinafter called the “Mortgaged Property”;

subject, however, to (i) the restrictions, exceptions, reservations, conditions, limitations, interests and other matters, if any, set forth or referred to in the specific descriptions of such properties and interests in Exhibit A (including all presently existing royalties, overriding royalties, payments out of production and other burdens which are referred to in Exhibit A and which are taken into consideration in computing the decimal or fractional interest as set forth in the Certificates of Ownership Interests); (ii) any operator’s lien arising by operation of applicable Law (or pursuant to the provisions of an operating agreement designating a Person other than the Trustor as operator) which has been perfected under applicable Law prior to the date of this Deed of Trust or of which the Beneficiary has constructive or actual notice as of the Effective Date; (iii) the assignment of production contained in Article V hereof; (iv) liens, security interests, charges or encumbrances permitted by Section 4.5.6 of this Deed of Trust and (v) the condition that the Beneficiary shall not be liable in any respect for the performance of any covenant or obligation of the Trustor with respect to the Mortgaged Property;

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TO HAVE AND TO HOLD the Mortgaged Property unto the Beneficiary, its successors and assigns, forever, to secure the payment of the Secured Indebtedness and to secure the performance of the obligations of the Trustor contained herein.

ARTICLE III

INDEBTEDNESS SECURED

3.1. Notes and Secured Indebtedness. This Deed of Trust is given to secure the following indebtedness, obligations and liabilities:

3.1.1. The Loan Obligations of the Trustor, as evidenced in part by those certain promissory notes (together with all renewals, extensions, and modifications thereof) executed by the Trustor and payable to the order of the Lender in the aggregate original principal amount of up to $25,000,000, which notes bear interest as provided therein and contain provisions for payment of attorneys’ fees as therein set forth, and including all obligations and indebtedness of the Trustor to the Lender in respect of Hedging Agreements and all Hedging Transactions entered into thereunder, whether now existing or hereafter created;

3.1.2. Any sums advanced as expenses or costs incurred by, or on behalf of, the Beneficiary (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms of this Deed of Trust or the other Loan Documents, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of advance or expenditure until reimbursed; and

3.1.3. All other and additional debts, obligations and liabilities of every kind and character of the Trustor now or hereafter owed to Beneficiary, regardless of whether such debts, obligations and liabilities are specifically listed and described above or are direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, and whether incurred by the Trustor as a maker, endorser, guarantor, surety or otherwise, and regardless of whether such present or future debts, obligations and liabilities may, prior to their acquisition by Beneficiary, be or have been payable to, or be or have been in favor of, some other Person or have been acquired by Beneficiary in a transaction with one other than the Trustor, together with any and all renewals and extensions of such debts, obligations and liabilities, or any part thereof (it being contemplated that Beneficiary may in the future lend additional sums of money to the Trustor, from time to time, but shall not be obligated to do so, and that all such additional sums and loans shall be part of the Secured Indebtedness).

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3.2. Final Maturity. Unless earlier payment is required by the terms of the Notes or the Credit Agreement (including earlier payment as a result of the acceleration of payment of the Notes or amounts owed pursuant to the Credit Agreement), the Notes and amounts owed under the Credit Agreement shall mature ten years following the date of this Deed of Trust or, if such due date can be extended under applicable Law without filing an amendment to this Deed of Trust, such later date as is specified (by amendment or otherwise) in the Notes or Credit Agreement.

3.3. Future Advances. The Trustor and the Beneficiary agree and acknowledge that any Lender may elect to make additional advances under the terms of the Notes, the Credit Agreement or otherwise, and that any such future advances shall be subject to, and secured by, this Deed of Trust. If the Secured Indebtedness decreases or increases pursuant to the terms of the Notes, the Credit Agreement, or otherwise, at any time or from time to time, this Deed of Trust shall retain its priority position of record until (a) the termination of the Credit Agreement, (b) the full, final and complete payment of all the Secured Indebtedness, and (c) the full release and termination of the liens and security interests created by this Deed of Trust. The aggregate unpaid principal amount of the Secured Indebtedness outstanding at any particular time which is secured by this Deed of Trust shall not aggregate in excess of $50,000,000. Such amount does not in any way imply that any Credit Party is obligated to make any future advances to the Trustor at any time unless specifically so provided in the Credit Agreement or any other Loan Document.

ARTICLE IV

COVENANTS, REPRESENTATIONS, WARRANTIES AND

AGREEMENTS OF MORTGAGOR

The Trustor covenants, represents, warrants, and agrees that:

4.1. Payment of Indebtedness. The Trustor will duly and punctually pay or cause to be paid all of the Indebtedness.

4.2. Warranties. (a) The Oil and Gas Leases are valid, subsisting leases, superior and paramount to all other oil and gas leases respecting the properties to which they pertain; (b) the Trustor owns an interest in the oil and gas leases and properties described in Exhibit A hereto and, to the extent of the interest specified in the Certificates of Ownership Interests, has valid and defensible title to each Property right or interest constituting the Mortgaged Property and has a good and legal right to make the grant and conveyance made in this Deed of Trust, it being understood that the Trustor’s interest in each Oil and Gas Lease or Operating Equipment shall exceed Trustor’s Net Revenue Interest in production from such Oil and Gas Lease to the extent of the Trustor’s proportionate share of all royalties, overriding royalties, and other such payments out of production burdening the Trustor’s interest in each such Oil and Gas Lease; (c) the Trustor’s present Net Revenue Interest in the Mortgaged Property is not less than that specified in the Certificates of Ownership Interests; (d) the Mortgaged Property is free from all encumbrances or liens whatsoever, except as may be specifically set forth in Exhibit A or as permitted by the provisions of Section 4.5.6; and (e) the Trustor is not obligated, by virtue of any deficiency presently existing under any contract providing for the sale by the Trustor of Hydrocarbons which contains a “take or pay” clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor. The Trustor will warrant and forever defend the Mortgaged Property unto the Beneficiary against every Person whomsoever lawfully claiming the same or any part thereof (except with respect to liens or other encumbrances permitted by Section 4.5.6), and the Trustor will maintain and preserve the lien and security interest hereby created so long as any of the Secured Indebtedness remains unpaid.

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4.3. Further Assurances. Promptly, but in any event within five (5) Business Days following a written request from the Beneficiary, the Trustor will execute and deliver such other and further instruments and will do such other and further acts as in the reasonable opinion of the Beneficiary may be necessary or desirable to carry out more effectively the purposes of this Deed of Trust, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property or in the execution and acknowledgment of this Deed of Trust, any Notes, or any other document used in connection herewith or at any time delivered to the Beneficiary in connection with any Secured Indebtedness, and (b) prompt execution and delivery of all division or transfer orders that in the opinion of the Beneficiary are needed to transfer effectively the assigned proceeds of production from the Mortgaged Property to the Beneficiary.

4.4. Taxes. Subject to the Trustor’s right to contest the same in good faith and by appropriate proceedings, the Trustor will promptly pay all taxes, assessments and governmental charges legally imposed upon this Deed of Trust or upon the Mortgaged Property or upon the interest of the Beneficiary therein, or upon the income, profits, proceeds and other revenues thereof; provided that, in the alternative, the Trustor must, if it is unlawful for the Trustor to pay such taxes or to reimburse Beneficiary for such taxes, prepay that portion of the Secured Indebtedness which the Beneficiary in good faith determines is secured by Property covered by such Law within sixty (60) days after demand therefor by the Beneficiary.

4.5. Operation of the Mortgaged Property. So long as the Secured Indebtedness or any part thereof remains unpaid, and whether or not the Trustor is the operator of the Mortgaged Property, the Trustor shall, at the Trustor’s own expense and subject to the terms of the Loan Documents:

4.5.1. Maintain, develop and operate the Subject Interests in a good and workmanlike manner and will observe and comply in all material respects with all of the terms and provisions, express or implied, of the Oil and Gas Leases in order to keep the Oil and Gas Leases in full force and effect so long as the Oil and Gas Leases are capable of producing Hydrocarbons in commercial quantities;

4.5.2. Comply in all material respects with all contracts and agreements applicable to or relating to the Mortgaged Property or the production and sale of Hydrocarbons therefrom and all applicable proration and conservation Laws of the jurisdictions in which the Mortgaged Property is located, and all applicable Laws, rules and regulations of every agency and authority from time to time constituted to regulate the development and operation of the Mortgaged Property and the production and sale of Hydrocarbons therefrom;

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4.5.3. Commence such development as may be reasonably necessary to the prudent and economical operation of the Mortgaged Property, including such work as may be appropriate to protect the Mortgaged Property from diminution in the production capacity thereof and against drainage of Hydrocarbons thereunder by reason of production on other Property;

4.5.4. At all times, maintain, preserve and keep all Operating Equipment in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto, so that the efficiency of such Operating Equipment shall at all times be properly preserved and maintained, provided that no item of Operating Equipment need be so repaired, renewed, replaced, added to or improved, if the Trustor shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of the Trustor and the failure to take such action shall not prejudice the interests of the Beneficiary;

4.5.5. Not abandon or cease developing, maintaining, operating and producing Hydrocarbons from, or cause or permit its agent to abandon, or cease developing, maintaining, operating, and producing Hydrocarbons from, any producing Mortgaged Property without first having undertaken and completed all reasonably prudent measures under the circumstances to restore such producing Mortgaged Property to economic production, and then only if the aggregate projected future ad valorem and severance taxes and operating expenses with respect to said Mortgaged Property exceed the projected future gross revenues attributable thereto;

4.5.6. Cause the Mortgaged Property to be kept free and clear of all liens, security interests, charges and encumbrances of every character, other than (i) Permitted Liens, and (ii) those hereafter consented to in writing by the Beneficiary; provided that no intention to subordinate the first priority liens, security interests, and encumbrances granted in favor of or for the benefit of the Beneficiary is hereby implied or expressed or is to be inferred by the permitted existence of the liens, security interests and encumbrances referred to in this Section 4.5.6 or elsewhere herein;

4.5.7. Maintain or cause to be maintained insurance with such insurers, in such amounts and covering such risks as is required by the Credit Agreement; and

4.5.8. Not sell, convey, trade, exchange, pool or unitize any portion of the Mortgaged Property or any of Trustor’s rights, titles, or interests therein or thereto, except as specifically provided otherwise herein or in the Credit Agreement;

provided that with respect to Mortgaged Property which is operated by operators other than the Trustor or any Affiliate of the Trustor, the Trustor shall not be obligated itself to perform any undertakings contemplated by the covenants and agreements contained herein which are performable only by such operators and are beyond the control of the Trustor; and provided further, that the Trustor agrees to promptly take all commercially reasonable actions available to the Trustor under any operating agreement or otherwise to bring about the performance of any such undertaking required to be performed by such operators.

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4.6. Recording. The Trustor will promptly and at the Trustor’s expense, record, register, deposit and file this Deed of Trust and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect and renew the lien and security interest hereof as a first lien and security interest on real or personal Property, as the case may be, and the rights and remedies of the Beneficiary, and otherwise will do and perform all matters or things necessary or expedient to be done or observed by reason of any Law or regulation of any state or of the United States or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the lien and security interest hereof on the Mortgaged Property.

4.7. Records, Statements and Reports. The Trustor will keep proper books of record and account in which complete correct entries will be made of the Trustor’s transactions in accordance with sound accounting principles consistently applied and will furnish or cause to be furnished to the Beneficiary (a) all reports required under the Loan Documents, and (b) such other information concerning the business and affairs and financial condition of the Trustor as the Beneficiary may from time to time reasonably request.

4.8. No Governmental Approvals. The Trustor warrants that no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this instrument, or any of the other Loan Documents or the Notes, or to authorize the observance or performance by the Trustor of the covenants herein or therein contained.

4.9. Right of Entry. Upon reasonable prior notice, the Trustor will permit the Beneficiary or its agents or designated representatives to enter upon the Mortgaged Property, and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof.

4.10. Flood Insurance Regulation. Notwithstanding any provision in this Deed of Trust to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Property within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Deed of Trust. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

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ARTICLE V

ASSIGNMENT OF PRODUCTION

5.1. Assignment. As further security for the payment of the Secured Indebtedness and performance of the obligations contained herein, the Trustor hereby transfers, assigns, warrants and conveys to the Beneficiary all Hydrocarbons, and the proceeds and products obtained or processed therefrom (such proceeds and products being in this Article V called “Hydrocarbon Proceeds” or “Proceeds”), produced and to be produced from, or which accrue by pooling, unitization or otherwise, to the Mortgaged Property, in order to provide a source of future payment of the Loan Obligations and the other Secured Indebtedness. All parties producing, purchasing or receiving any such Hydrocarbons, or having such, or Hydrocarbon Proceeds therefrom, in their possession for which they or others are accountable to the Beneficiary by virtue of the provisions of this Article V, are authorized and directed to treat and regard the Beneficiary as the assignee and transferee of the Trustor and entitled in the Trustor’s place and stead to receive such Hydrocarbons and all Hydrocarbon Proceeds therefrom; and such parties and each of them shall be fully protected in so treating and regarding the Beneficiary, and shall be under no obligation to see to the application by the Beneficiary of any such proceeds or payments received by the Beneficiary.

5.2. Payments. This Article V constitutes a present assignment effective as of the Effective Date, but in the event that the Beneficiary should elect not to exercise immediately its right to receive Hydrocarbons or Hydrocarbon Proceeds, then the purchasers or other persons obligated to make such payment may continue to make payment to Trustor until such time as written demand has been made upon them by the Beneficiary that payment be made directly to the Beneficiary. Such failure to notify shall not in any way waive the right of the Beneficiary to receive any payments not theretofore paid out to the Trustor before the giving of written notice. In the event payments are made directly to the Beneficiary, and then, at the request of the Beneficiary, payments are for a period or periods of time paid to the Trustor, the Beneficiary shall nevertheless have the continuing right, effective upon written notice, to require that future payments be again made to the Beneficiary. The Trustor and the Beneficiary agree, and it is the intention of the Trustor and the Beneficiary, that in no event will any reduction in the Loan Obligations or the other Secured Indebtedness be measured by the fair market value of the Hydrocarbons, other minerals, proceeds, or other rents, profits, or income assigned to the Beneficiary under this Deed of Trust.

5.3. No Restriction on the Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Trustor to make payment of the Secured Indebtedness regardless of whether the Hydrocarbons and Hydrocarbon Proceeds assigned by this Article V are sufficient to pay the same, and the rights under this Article V shall be in addition to all other security now or hereafter existing to secure the payment of the Secured Indebtedness.

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5.4. Use of Hydrocarbon Proceeds. The Beneficiary or any receiver appointed in judicial proceedings for the enforcement of this Deed of Trust shall have the right to receive all of the Hydrocarbons herein assigned and the Hydrocarbon Proceeds therefrom and may, in the sole discretion of the Beneficiary, apply all of such Hydrocarbon Proceeds as follows or in such other order of priority as the Beneficiary may determine:

First: To the payment and satisfaction of all costs and expenses incurred in connection with the collection of such Hydrocarbon Proceeds;

Second: To the payment and satisfaction of the Loan Obligations; and

Third: To the payment and satisfaction of any other or additional amounts owed to Beneficiary; and

Fourth: Any surplus thereafter remaining shall be paid to the Trustor or the Trustor’s successors or assigns, as their interests may appear of record or otherwise as required by Law.

Upon any sale of the Mortgaged Property or any part thereof pursuant to Article VIII, the Hydrocarbons thereafter produced from the Mortgaged Property so sold, and the Hydrocarbon Proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article V.

5.5. Beneficiary as Beneficiary and Attorney-in-Fact. The Trustor hereby irrevocably designates and appoints the Beneficiary as the Trustor’s true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such limited periods or purposes as the Beneficiary may from time to time prescribe), with full power and authority, for and on behalf and in the name of the Trustor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such covenants, warranties, indemnities and other provisions as may from time to time, in the opinion of the Beneficiary, be necessary or proper to effectuate the intent and purpose of the assignment contained in Section 5.1 hereof. The Trustor shall be bound thereby as fully and effectively as if the Trustor had personally executed, acknowledged and delivered any such division order, transfer order, certificate and other documents. The powers and authorities herein conferred on the Beneficiary may be exercised by the Beneficiary through any Person who, at the time of the execution of a particular instrument, is an officer of the Beneficiary. The power of attorney conferred by this Section 5.5 is granted for a valuable consideration and hence is coupled with an interest and is irrevocable so long as the Secured Indebtedness, or any part thereof, shall remain unpaid. All Persons dealing with the Beneficiary, or any officer thereof above designated, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 5.5 as continuing in full force and effect until advised in writing by the Beneficiary that all the Secured Indebtedness is fully and finally paid.

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5.6. Indemnity. The Trustor agrees to indemnify the Beneficiary and each Credit Party on a current basis against all claims, actions, liabilities, judgments, costs, reasonable attorneys’ fees or other charges of whatsoever kind or nature, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM THE SOLE, COMPARATIVE, CONCURRENT OR CONTRIBUTORY NEGLIGENCE, BUT EXCLUDING GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, OF THE MORTGAGEE OR ANY CREDIT PARTY (all hereinafter in this Section 5.6 called “claims”) made against or incurred by the Beneficiary or any Credit Party as a consequence of the assertion, either before or after the payment in full of the Secured Indebtedness, that the Beneficiary or any Credit Party received Hydrocarbons herein assigned or the proceeds thereof claimed by third persons, and the Beneficiary and the Credit Party shall have the exclusive right to defend against any such claims, employing attorneys therefor, and unless furnished with reasonable indemnity, the Beneficiary and the Credit Party shall have the right to pay or compromise and adjust all such claims. The Trustor will indemnify and pay to the Beneficiary and the Credit Party any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against the Beneficiary or any Credit Party. The obligations of the Trustor as hereinabove set forth in this Section 5.6 shall survive the release of this instrument.

ARTICLE VI

ADDITIONS TO MORTGAGED PROPERTY; SUBROGATION

6.1. Additions to Mortgaged Property. It is understood and agreed that the Trustor may periodically subject additional properties to the lien and security interest of this Deed of Trust. In the event that additional properties are to be subjected to the lien and security interest hereof, the parties hereto agree to execute a supplemental mortgage or an amendment to this Deed of Trust, satisfactory in form and substance to both Trustor and Beneficiary, together with any security agreement, financing statement or other security instrument required by the Beneficiary, all in form and substance satisfactory to the Trustor and Beneficiary and in a sufficient number of executed (and, where necessary or appropriate, acknowledged) counterparts for recording purposes. Upon execution of such supplemental mortgage, all additional properties thereby subjected to the lien and security interest of this Deed of Trust shall become part of the Mortgaged Property for all purposes.

6.2. Subrogation. To the extent that the proceeds of any Secured Indebtedness was or is used to pay any indebtedness or obligations secured by any lien, security interest, charge or prior encumbrance against the Mortgaged Properties or such proceeds have been or will be advanced by the Beneficiary or the Credit Parties to the Trustor or to any other Person, then the Beneficiary shall, for the benefit of the Credit Parties, be subrogated to any and all of such liens, security interests, charges or prior encumbrances, irrespective of whether such liens, security interests, charges or prior encumbrances are released (unless such release is executed by the Beneficiary).

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ARTICLE VII

EVENTS OF DEFAULT

7.1. Events of Default. In the event any one or more of the following “Events of Default” has occurred and has not been waived:

7.1.1. Any event of default or default specified in the Loan Documents shall have occurred and the cure period, if any, with respect thereto shall have elapsed; or

7.1.2. The failure of any principal or interest on the Notes to be paid when due or to be paid at the maturity thereof, whether stated or by acceleration;

then and in any such event the Beneficiary, at its sole option and discretion, may declare all or any portion of the unpaid principal of and the interest accrued on the Notes and all other Secured Indebtedness secured hereby to be immediately due and payable, without any notice or demand of any kind, all of which are hereby expressly waived.

ARTICLE VIII

ENFORCEMENT OF THE SECURITY

8.1. General Remedies. Upon the occurrence and during the continuance of an Event of Default, the Beneficiary may, at its sole option and discretion, subject to any mandatory requirements or limitations of Law then in force and applicable thereto:

8.1.1. Exercise all of the rights, remedies, powers and privileges of the Trustor with respect to the Mortgaged Property or any part thereof, give or withhold all consents required therein which the Trustor would otherwise be entitled to give or withhold, and perform or attempt to perform any covenants in this Deed of Trust which the Trustor is obligated to perform; provided that no payment or performance by the Beneficiary shall constitute a waiver of any Event of Default, and the Beneficiary shall be subrogated to all rights and liens securing the payment of any debt, claim, tax, or assessment for the payment of which the Beneficiary may make an advance or pay;

8.1.2. Appoint as a matter of right, or seek the appointment of, a receiver or receivers to serve without bond for all or any part of the Mortgaged Property, whether such receivership be incident to a proposed sale thereof or otherwise, and the Trustor does hereby consent to the appointment of such receiver or receivers to serve without bond, and does hereby agree not to oppose any application therefor by the Beneficiary, and does hereby agree that there shall be no necessity of showing fraud, insolvency or mismanagement by the Trustor for the appointment of a receiver or receivers of the Mortgaged Properties, and such receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being expressly waived, and any such receiver shall have all powers conferred by the court appointing such receiver, which powers shall, to the extent not prohibited by applicable Law, include, without limitation, the right to enter upon and take immediate possession of the Mortgaged Property or any part thereof, to exclude the Trustor therefrom, to hold, use, operate, manage and control such Mortgaged Property, to make all such repairs, replacements, alterations, additions and improvements to the same as such receiver or the Beneficiary may deem proper or expedient, to lease, sell or otherwise transfer the Mortgaged Property or any portion thereof as such receiver or the Beneficiary may deem proper or expedient, to sell all of the severed and extracted Hydrocarbons included in the same subject to the provisions of Article V hereof, and to demand and collect all of the other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Mortgaged Property;

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8.1.3. At the option of the Beneficiary, this Deed of Trust may be foreclosed in the manner provided by law for the judicial foreclosure of mortgages on real property or may be sold in the manner provided in the Nebraska Trust Deeds Act under the power of sale conferred upon the Trustee hereunder.

In the event that the Property is sold pursuant to the power of sale conferred upon Trustee hereunder, Trustee shall cause to be filed of record a written notice of default and election to sell such property. After the lapse of such time as then may be required by law following recordation of such notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Property, either as a whole or in separate parcels, and in such order as it or the Beneficiary may determine at public auction to the highest bidder. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time thereafter may postpone the sale by public announcement at the time and place fixed by the preceding postponement. Trustee shall deliver to the purchaser at such sale its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recital in such deed of any matters of fact or otherwise shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee or the Beneficiary, may purchase at such sale. The Trustee shall apply the proceeds of the Trustee’s sale, first, to the costs and expenses of exercising the power of sale and of the sale, including the payment of Trustee’s fees actually incurred, second, to the payment of the Secured Indebtedness, third, to the payment of junior deeds of trust, mortgages or other liens, and the balance, if any, to the person or persons legally entitled thereto..

8.1.4. The Beneficiary may, to the fullest extent permitted by applicable law, proceed by a suit or suits in equity or at law, whether for collection of the Secured Indebtedness, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property under the judgment or decree of any court or courts of competent jurisdiction.

8.1.5. The Beneficiary is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics relating thereto, and to exercise without interference from Trustor any and all rights which Trustor has with respect to the management, possession, operation, protection or preservation of the Property. The Beneficiary shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose. All costs, expenses and liabilities of every character incurred by the Beneficiary in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation of Trustor (which obligation Trustor hereby promises to pay) to the Beneficiary pursuant to this Deed of Trust. If necessary to obtain the possession provided for above, the Beneficiary may invoke any and all legal remedies to dispossess Trustor. In connection with any action taken by the Beneficiary pursuant to this Section, the Beneficiary shall not be liable for any loss sustained by Trustor resulting from any failure to let the Property or any part thereof, or from any act or omission of the Beneficiary in managing the Property, nor shall the Beneficiary be obligated to perform or discharge any obligation, duty or liability of Trustor arising under any lease or other agreement relating to the Property.

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8.1.6. Execute and deliver to such person or persons as may be designated by the Beneficiary appropriate powers of attorney to act for and on behalf of the Trustor in all transactions with any federal, state or local agency relating to any of the Mortgaged Property; and

8.1.7. Exercise any and all other rights or remedies granted to the Beneficiary pursuant to the provisions of any of the Loan Documents or by Law;

provided that the Beneficiary shall have no obligation to do or refrain from doing any of the acts, or to make or refrain from making any payment, referred to in this Section 8.1. Any receiver or receivers of the Mortgaged Property, or any portion thereof, shall serve without bond.

8.2. Trustor’s Waiver of Appraisement, Marshaling, etc. Rights. The Trustor agrees, to the full extent that the Trustor may lawfully so agree, that the Trustor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption Law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but the Trustor, for the Trustor and all who may claim through or under the Trustor, so far as the Trustor or those claiming through or under the Trustor now or hereafter lawfully may, hereby waives the benefit of all such Laws. The Trustor, for the Trustor and all who may claim through or under the Trustor, waives, to the extent that the Trustor may lawfully do so, any and all right to have the Mortgaged Property marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Beneficiary or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. If any Law in this Section 8.2 referred to and now in force, of which the Trustor or the Trustor’s successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such Law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section 8.2.

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8.3. Power of Attorney to Beneficiary. Upon the occurrence of an Event of Default, Trustor does hereby designate Beneficiary as the agent of Trustor to act in the name, place, and stead of Trustor in the exercise of each and every remedy set forth herein and in conducting any and all operations and taking any and all action reasonably necessary to do so, recognizing such agency in favor of Beneficiary to be coupled with the interests of Beneficiary under this Deed of Trust and, thus, irrevocable so long as this Deed of Trust is in force and effect.

8.4. Costs and Expenses. All costs, expenses (including attorneys’ fees), and payments incurred or made by the Beneficiary in protecting and enforcing its rights hereunder, upon providing prior notice to Trustor shall constitute a demand obligation owing by the Trustor to the party incurring such or making costs, expenses, or payments and shall bear interest at a rate per annum equal to the maximum rate of interest permitted by applicable Law, all of which shall constitute a portion of the Secured Indebtedness.

8.5. Operation of the Mortgaged Property by the Beneficiary. Upon the occurrence of an Event of Default which has not been waived by the Beneficiary, and in addition to all other rights herein conferred on the Beneficiary, the Beneficiary (or any Person designated by the Beneficiary) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property without the necessity of posting bond, and to exclude the Trustor, and the Trustor’s agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that the Trustor shall be at the time entitled to do any of such things and in the Trustor’s place and stead. The Beneficiary (or any Person designated by the Beneficiary) may operate the same without any liability or duty to the Trustor in connection with such operations, except to use ordinary care in the operation of such Mortgaged Property, and the Beneficiary or any Person designated by the Beneficiary, shall have the right to collect and receive all Hydrocarbons produced and sold from the Mortgaged Property, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of the Trustor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Secured Indebtedness paid, such Mortgaged Property shall, if there has been no sale or foreclosure thereof, be returned to the Trustor.

8.6. No Additional Duties Created. Notwithstanding any provision of this Article VIII or any other provision of this Deed of Trust, with respect to that portion of the Mortgaged Property located in any jurisdiction, the Beneficiary shall be entitled to enforce the rights and remedies described herein with respect to such portion of the Mortgaged Property in such jurisdiction in accordance with the Laws in effect in such jurisdiction at the time such enforcement action is taken, and the Trustor hereby waives its right to require the Beneficiary to comply with any contrary terms and provisions of this Deed of Trust in such circumstance, it being the intention of the Trustor and Beneficiary that the waivers of Trustor herein and the powers granted to the Beneficiary herein are for the sole benefit of the Beneficiary and are neither intended to limit the rights and powers of the Beneficiary, nor intended to establish a standard or duty of performance by the Beneficiary in excess of or in addition to that required by the Laws of such jurisdiction as in effect at the time the particular right or remedy is sought to be enforced.

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8.7. Federal Transfers. Upon a sale conducted pursuant to this Article VIII of all or any portion of the Mortgaged Property consisting of interests (the “Federal Interests”) in leases, easements, rights-of-way, agreements or other documents and instruments covering, affecting or otherwise relating to federal lands (including leases, easements and rights-of-way issued by the Bureau of Land Management); the Trustor agrees to take all action and execute all instruments necessary or advisable to transfer the Federal Interests to the purchaser at such sale, including, without limitation, to execute, acknowledge and deliver assignments of the Federal Interests on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements, to seek and request approval thereof and to take all other action necessary or advisable in connection therewith. The Trustor hereby irrevocably appoints the Beneficiary as the Trustor’s attorney-in-fact and proxy, with full power and authority in the place and steed of the Trustor, in the name of the Trustor or otherwise, to take any such action and to execute any such instruments on behalf of the Trustor that the Beneficiary may deem necessary or advisable to so transfer the Federal Interests, including, without limitation, the power and authority to execute, acknowledge and deliver such assignments, to seek and request approval thereof and to take all other action deemed necessary or advisable by the Beneficiary in connection therewith; and the Trustor hereby adopts, ratifies and confirms all such actions and instruments. Such power of attorney and proxy are coupled with an interest, shall survive the dissolution, termination, reorganization or other incapacity of the Trustor and shall be irrevocable. No action taken by the Beneficiary shall constitute acknowledgment of, or assumption of liabilities relating to, the Federal Interests, and neither the Trustor nor any other party may claim that Beneficiary is bound, directly or indirectly, by any such action.

8.8. Limitation on Rights and Waivers. All rights, powers and remedies herein conferred shall be exercisable by the Beneficiary only to the extent not prohibited by applicable Law; and all waivers and relinquishments of rights and similar matters shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable Law.

ARTICLE IX

MISCELLANEOUS

9.1. Advances by the Beneficiary. Each and every covenant herein contained shall be performed and kept by the Trustor solely at the Trustor’s expense. If the Trustor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, the Beneficiary or any receiver appointed hereunder, may, but shall not be obligated to, make advances to perform the same in the Trustor’s behalf, and the Trustor hereby agrees to repay such sums upon demand plus interest at a rate per annum equal to the maximum rate of interest permitted by applicable Law. No such advance shall be deemed to relieve the Trustor from any Event of Default hereunder.

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9.2. Defense of Claims. The Trustor will notify the Beneficiary, in writing, promptly of the commencement of any legal proceedings affecting or which could adversely affect the lien and security interest hereof or the status of or title to the Mortgaged Property, or any part thereof, and will take such action, employing attorneys agreeable to the Beneficiary, as may be necessary to preserve the Trustor’s and the Beneficiary’s rights affected thereby; and should the Trustor fail or refuse to take any such action, the Beneficiary may take such action on behalf and in the name of the Trustor and at the Trustor’s expense. Moreover, the Beneficiary may take such independent action in connection therewith as it may in its discretion deem proper without any liability or duty to the Trustor except to use ordinary care, the Trustor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at the maximum rate of interest permitted by applicable Law, will, on demand, be reimbursed to the Beneficiary or any receiver appointed hereunder.

9.3. Defeasance. If the Secured Indebtedness shall be paid and discharged in full, no Credit Party has any further obligation to advance amounts to or for the benefit of the Trustor, and all related transactions and confirmations thereunder have expired or been terminated, as applicable, and the Beneficiary has no commitment to permit or intention to allow the creation of additional Secured Indebtedness, then the Beneficiary will, upon request of the Trustor and at the Trustor’s expense, execute and deliver to the Trustor all releases and other instruments reasonably requested by the Trustor for the purpose of releasing and discharging of record the lien and security interest created hereunder. Otherwise this Deed of Trust shall remain and continue in full force and effect. The Trustor shall pay all legal fees and other fees, costs and expenses incurred by the Beneficiary for preparing and reviewing instruments of termination and release and the execution and delivery thereof and the Beneficiary may require payment of the same prior to delivery of such instruments. The release of this Deed of Trust and the termination of the liens and security interests created by this Deed of Trust shall not terminate or otherwise affect the Beneficiary’s right or ability to exercise any right, power or remedy relating to any claim for breach of warranty or representation, for failure to perform any covenant or other agreement, under any indemnity or for fraud, deceit or other misrepresentation or omission.

9.4. Other Security. The Beneficiary may receive or may hold security from Persons other than the Trustor for the Secured Indebtedness and may release or modify the same without notice to or consent of the Trustor. The Beneficiary may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Deed of Trust, which shall continue as a first lien and security interest upon the Mortgaged Property not expressly released until all Secured Indebtedness secured hereby is fully paid and no Credit Party shall have any commitment to advance amounts or extend credit to or for the benefit of the Trustor or any other payor of Indebtedness.

9.5. Instrument an Assignment, Etc. This Deed of Trust shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, financing statement, real estate mortgage, pledge, or security agreement, and from time to time as any one or more thereof.

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9.6. Limitation on Interest. No provision of this Deed of Trust or of the other Loan Documents shall require the payment or permit the collection of interest, or be construed to create a contract regarding the same, in excess of the maximum rate permitted by Law or which is otherwise contrary to Law. If any excess of interest in such respect is herein or in the other Loan Documents provided for, or shall be adjudicated to be so provided for herein or in the other Loan Documents, such amount which would be deemed excessive interest shall be deemed a partial prepayment of the principal of the Secured Indebtedness and treated hereunder as such; and, if the entire principal amount of the Secured Indebtedness owed is paid in full, any remaining excess shall be repaid to the payors on the applicable Indebtedness. In determining whether the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate in effect from day to day, the Trustor and the holders of the Indebtedness shall, to the maximum extent permitted under applicable Law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Indebtedness so that the interest rate is uniform throughout the entire term of the Indebtedness; provided that if the interest received by the holders of the Indebtedness for the actual period of existence thereof exceeds the Highest Lawful Rate in effect from day to day, the holders of the Indebtedness shall apply or refund to the payors on the applicable Indebtedness the amount of such excess as provided in this Section, and, in such event, the holders of the Indebtedness shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate in effect from day to day.

9.7. Severability. If any provision of this Deed of Trust or in any of the other Loan Documents is invalid or unenforceable in any jurisdiction, the other provisions hereof or of any of the other Loan Documents shall remain in full force and effect in such jurisdiction, and such other provisions shall be liberally construed in favor of the Beneficiary in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. The parties hereby agree that to the extent any provision hereof is invalid or unenforceable in any jurisdiction, that this document will be deemed to contain a substitute provision, as similar as possible in intent and application to the invalid or unenforceable provision that meets any statutory or other legal requirements in such jurisdiction required for the provision to be given effect. Any reference herein contained to statute or Law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

9.8. Rights Cumulative. Each and every right, power and remedy herein given to the Beneficiary shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Beneficiary, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Beneficiary in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

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9.9. Waiver of Covenants by Beneficiary. Any and all covenants in this Deed of Trust may from time to time by instrument in writing signed by the Beneficiary be waived to such extent and in such manner as the Beneficiary may desire, but no such waiver shall ever affect or impair the Beneficiary’s rights and remedies or liens and security interests hereunder, except to the extent specifically stated in such written instrument.

9.10. Successors and Assigns.

9.10.1. This instrument is binding upon the Trustor, and the Trustor’s heirs, successors and assigns, and shall inure to the benefit of the Beneficiary, and their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the Lands.

9.10.2. The parties hereto agree that the Notes may be transferred without the necessity for a notarial act of transfer thereof, and that any such transfer shall carry with it into the hands of any future holder or holders of the Notes full and entire subrogation of title in and to the Notes and to any and all rights and privileges under this instrument herein granted to the Beneficiary, as holder of the Notes. This Deed of Trust is for the benefit of the Beneficiary and for such other Person or Persons as may from time to time become or be the holders of any of the Secured Indebtedness, and this Deed of Trust shall be transferable and negotiable, with the same force and effect and to the same extent as the Secured Indebtedness may be transferable.

9.11. Article and Section Headings. The article and section headings in this instrument are inserted for convenience and shall not be considered a part of this Deed of Trust or used in its interpretation.

9.12. Counterpart. This Deed of Trust may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation in any particular county or parish, counterpart portions of Exhibit A which describe properties situated in parishes or counties other than the county or parish in which such counterpart is to be recorded may be omitted. Exhibit A might not be paginated and any pagination might not be consecutive. Exhibit A may also contain language indicating that it is attached to a document other than this Deed of Trust or that a particular page is the end of Exhibit A, when neither is applicable. Such language shall be ignored for the purposes of interpreting this Deed of Trust.

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9.13. Special Filing as Financing Statement.

9.13.1. This Deed of Trust shall likewise be a Security Agreement and a Financing Statement and Trustor, as debtor (the “Debtor”), hereby grants to the Beneficiary, its successors and assigns, as secured party (hereinafter, the “Secured Party”), a security interest in all personal Property, fixtures, as-extracted collateral, accounts, equipment, inventory, contract rights and general intangibles described or referred to in granting Sections 2.1.1 through 2.1.11 of Article II hereof and all proceeds and products from the sale, lease or other disposition of the Mortgaged Property or any part thereof. The addresses shown in Section 9.14 hereof are the addresses of the Debtor and Secured Party and information concerning the security interest may be obtained from the Secured Party at its address. Without in any manner limiting the generality of any of the foregoing provisions hereof: (a) some portion of the goods described or to which reference is made herein are or are to become fixtures on the Lands described or to which reference is made herein; (b) the minerals and the like (including oil and gas) included in the Mortgaged Property and the accounts resulting from the sale thereof will be financed at the wellhead(s) or minehead(s) of the well(s) or mine(s) located on the Lands described or to which reference is made herein; and (c) this Deed of Trust is to be filed of record, among other places, in the real estate records of each county in which the Lands, or any part thereof, are situated, as a financing statement, but the failure to do so will not otherwise affect the validity or enforceability of this instrument.

9.13.2. The Beneficiary is authorized to complete and file financing statements naming the Trustor as debtor.

9.13.3. Following the occurrence of any Event of Default specified in Section 7.1, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred or conferred by operation of Law, the Beneficiary shall have all of the rights and remedies of an assignee and secured party granted by applicable Law, including but not limited to, the Code as then in effect.

9.14. Notices. Whenever this Deed of Trust requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, or demand must be in writing to be effective and shall be personally delivered or sent to the party to be notified at the address or facsimile number stated below (or such other address as may have been designated by written notice by the party pursuant to this Section 9.14):

MORTGAGOR-DEBTOR	BENFICIARY-SECURED PARTY

LILIS ENERGY, INC.	HEARTLAND BANK
1900 Grant Street, #920	One Information Way, Suite 300
Denver, Colorado 80203	Little Rock, Arkansas 72202
Attention: Chief Financial Officer	Attention: Greg White
Telephone: 303-951-7920	Telephone: 501-734-0125

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received (the receipt thereof shall be deemed to have been acknowledged upon the sending Person’s receipt of its facsimile machine’s confirmation of successful transmission; provided that if the day on which such facsimile is received is not a Business Day or is after 4:00 p.m. on a Business Day, then the receipt of such facsimile shall be deemed to have been acknowledged on the next following Business Day), (ii) if given by mail, three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section.

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9.15. No Waiver by Beneficiary. No course of dealing on the part of Beneficiary, its officers or employees, nor any failure or delay by Beneficiary with respect to exercising any of its rights or remedies hereunder shall operate as a waiver thereof nor shall the exercise or partial exercise of any such right or remedy preclude the subsequent exercise thereof or the exercise of any other right or remedy.

9.16. Governing Agreement. This Deed of Trust is made pursuant and subject to the terms and provisions of the Credit Agreement. In the event of a direct conflict between the terms and provisions of this Deed of Trust and those of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control, except that if the two documents contain different formal definitions for the same term or terms, the formal definition of such term or terms herein shall be applicable in construing this Deed of Trust. The inclusion in this Deed of Trust of provisions not addressed in the Credit Agreement shall not be deemed a conflict, and all such additional provisions contained herein shall be given full force and effect. The indemnification and releases contained herein are in addition to any indemnification or releases contained in the Credit Agreement.

9.17. Drafting of Deed of Trust. Trustor declares that it has contributed to the drafting of this Deed of Trust or has had the opportunity to have it reviewed by its counsel before signing it and agrees that it has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates.

9.18. Execution by Beneficiary; Corrections. The Beneficiary may at any time file this Deed of Trust of record. Additionally, in the event it is determined that Exhibit A contains any errors or inaccurate or incomplete descriptions of the Oil and Gas Leases and Lands intended to be covered hereby or referred to in any Certificates of Ownership Interests, the Beneficiary may, without obtaining the consent of the Trustor, attempt to correct any such errors or omissions and make accurate and complete any such inaccuracies, omissions or misdescriptions and, if deemed appropriate, subsequently file or re-file this Deed of Trust of record.

9.19. Governing Law. This Deed of Trust is intended to be performed in the State of Nebraska and the substantive Laws of such State and or the United States of America shall govern the validity, construction, enforcement and interpretation of this Deed of Trust, except that to the extent that the Law of a State in which a portion of Mortgaged Property is located (or which is otherwise applicable to a portion of the Mortgaged Property) necessarily governs with respect to procedural and substantive matters relating to the creation, perfection, priority and enforcement of the liens, security interests and other rights and remedies of the Beneficiary granted herein, the Law of such State shall apply as to that portion of the Mortgaged Property located in (or which is otherwise subject to the Laws of) such State.

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9.20. Credit Agreement. This Deed of Trust shall be deemed to be encompassed by the definition of “Security Documents” as such term is defined and used in any Credit Agreement that may be in effect from time to time.

9.21. Request for Notice. Trustor hereby requests a copy of any notice of default or notice of sale hereunder be mailed to it at the address for Trustor set forth herein.

9.22. NOTICE: THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

ARTICLE X

CONCERNING TRUSTEE

10.1. No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust created in this Deed of Trust or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in Trustee’s opinion, such action would be likely to involve Trustee in expense or liability, unless requested to do so by a written instrument signed by Beneficiary unless Trustee is tendered security and indemnity satisfactory to Trustee against all cost, expense, and liability arising therefrom. Trustee is not responsible for the execution, acknowledgment, or validity of the Loan Documents, for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation regarding such matters or regarding the rights, remedies, and recourses of Beneficiary.

10.2. Certain Rights. With the approval of Beneficiary, Trustee may take any or all of the following actions: (a) select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and Trustee shall be fully protected in relying on the advice of counsel regarding such legal matters; (b) execute any of the trusts and powers hereof and perform any duty hereunder either directly or through its agents or attorneys; (c) select and employ, regarding the execution of its duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances, except for Trustee’s gross negligence or bad faith; and (d) all other lawful action that Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. If Trustee, or anyone under Trustee’s powers, enters upon the Mortgaged Property, then Trustee shall not be personally liable for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee may rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for services rendered by Trustee.

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10.3. Retention of Money. Until used or applied as herein provided, all moneys received by Trustee shall be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except as required by applicable law) and Trustee has no liability for interest on any moneys received by Trustee hereunder.

10.4. Successor Trustees. Trustee may resign by giving written or verbal notice of resignation to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of Trustee, then Beneficiary has the full power to appoint any such substitute trustees that shall succeed to all the estates, rights, powers, and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms all acts that Trustee, or Trustee’s successor or successors in this trust, shall do lawfully by virtue hereof.

10.5. Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by Trustee or substitute trustee to more fully and certainly vest in and confirm to Trustee or substitute trustee such estates, rights, powers, and duties of Trustee, then, upon request by Trustee or substitute trustee, Grantor shall make, execute, acknowledge, deliver, and cause to be recorded and/or filed all such deeds, conveyances, and instruments.

10.6. Succession Instruments. Any substitute trustee appointed as Trustee pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its predecessor in the rights hereunder with like effect as if originally named as Trustee herein.

10.7. No Representation by Trustee or Beneficiary10.8. . By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including without limitation any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

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IN WITNESS WHEREOF, the Trustor has executed or caused to be executed this Deed of Trust as of the date first set forth above.

MORTGAGOR:

LILIS ENERGY, INC.,
a Nevada corporation

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me this ____ day of January, 2015, by _________________, _________________ of Lilis Energy, Inc., a Nevada corporation, on behalf of said corporation.

Witness my hand and seal.

Notary Public in and for the State of _____
[NOTARIAL SEAL]	My Commission Expires: _____________

EXHIBIT A
TO MORTGAGE, SECURITY AGREEMENT,

FIXTURE FILING AND FINANCING STATEMENT

This Exhibit A sets forth the description of certain Property interests covered by the Deed of Trust in Banner County, Nebraska. All of the terms defined in the Deed of Trust are used in this Exhibit A with the same meanings given therein.

This Exhibit A and the Deed of Trust cover and include the following:

(a) All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Trustor in and to the oil, gas and mineral leases described herein and/or lands described in and subject to such oil, gas and mineral leases (regardless, as to such leases and/or lands, of any surface acreage and/or depth limitations set forth in any description of any of such oil, gas and mineral leases), and all right, title and interest, whether now owned and existing or hereafter acquired or arising, of Trustor in and to any of the oil, gas and minerals in, on or under the lands, if any, described on this Exhibit, including, without limitation, all contractual rights, fee interests, leasehold interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests or any other interest measured by or payable out of production of oil, gas or other minerals from the oil, gas and mineral leases and/or lands described herein; and

(b) All of the foregoing interests of Trustor as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances, together with all interests, whether now owned and existing or hereafter acquired or arising, of Trustor in, to and under or derived from all renewals and extensions of any oil, gas and mineral leases described herein, it being specifically intended hereby that any new oil and gas lease (i) in which an interest is acquired by Trustor after the termination or expiration of any oil and gas lease, the interests of Trustor in, to and under or derived from which are subject to the lien and security interest hereof, and (ii) that covers all or any part of the Property described in and covered by such terminated or expired leases, shall, to the extent, and only to the extent such new oil and gas lease may cover such Property, be considered a renewal or extension of such terminated or expired lease; and

(c) All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Trustor in, to and under or derived from any operating, farmout and bidding agreements, assignments and subleases, whether or not described in this Exhibit, to the extent, and only to the extent, that such agreements, assignments and subleases (i) cover or include any present right, title and interest of Trustor in and to the leases and/or lands described in this Exhibit, or (ii) cover or include any other undivided interests now or hereafter held by Trustor in, to and under the described leases and/or lands, including, without limitation, any future operating, farmout and bidding agreements, assignments, subleases and pooling, unitization and communitization agreements and the units created thereby (including, without limitation, all units formed under orders, regulations, rules or other official acts of any governmental body or agency having jurisdiction) to the extent and only to the extent that such agreements, assignments, subleases, or units cover or include the described leases and/or lands; and

(d) All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Trustor in, to and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas and gas sales, exchange and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on this Exhibit, to the extent, and only to the extent, those contracts and agreements cover or include the described leases and/or lands; and

(e) All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Trustor in, to and under or derived from all existing and future permits, licenses, easements and similar rights and privileges that relate to or are appurtenant to any of the described leases and/or lands.

Notwithstanding the intention of the Deed of Trust to cover all of the right, title and interest of Trustor in and to the described leases and/or lands, whether now owned and existing or hereafter acquired or arising, Trustor hereby specifically warrants and represents that the interests covered by this Exhibit are not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest, royalty interest or other interest payable out of or measured by production set forth in connection with each oil and gas well described in this Exhibit. In the event Trustor owns any other or greater interest, such additional interest shall also be covered by and included in the Deed of Trust.

Any reference herein to Wells or Units is for warranty of interest, administrative convenience and identification and is not intended to limit or restrict the right, title, interest of properties covered by the Deed of Trust and all of Trustor’s right, title and interest in the Lands, Subject Interests and Mortgaged Property described herein are and shall be subject to the Deed of Trust, regardless of the presence of any Units or Wells not herein referenced.

The Leases covered by the Deed of Trust shall include all leases and force pooled interests now or thereafter owned by Trustor included within the geographic areas set forth in this Exhibit whether or not the schedules of leases included in this Exhibit list all such leases.

No depth limitation exception contained in any description of leases and other real Property interests set forth in this Exhibit shall exclude from the grants of the Mortgaged Property and collateral contained in the Deed of Trust any depth owned by Trustor within the geographic area described in this Exhibit for such leases and other real Property interests.

The designation “Working Interest” or “W.I.” when used in this Exhibit means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest. The designation “Net Revenue Interest” or “N.R.I.” means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes. The designation “Overriding Royalty Interest” or “ORRI” means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production. The designation “Royalty Interest” or “RI” means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production.

The references to book or volume and page herein refer to the recording location of each respective Mortgaged Property described herein in the county/parish where the land covered by the Mortgaged Property is located.

This Deed of Trust covers all lands, leases and properties of the Trustor, whether now owned or hereafter acquired, located in any county/parish identified elsewhere in this Exhibit or located in any county/parish wherein this Deed of Trust has been recorded.

(Exhibit A continues on next page)